UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 3, 2009 (March 30, 2009)
CLINICAL DATA, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-12716	04-2573920
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

One Gateway Center, Suite 702, Newton, Massachusetts	02458
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 527-9933
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
The response to this item is contained in Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant below and is incorporated by reference herein in its entirety.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On March 30, 2009, the Company, API Acquisition Sub II, LLC, an indirect, wholly-owned subsidiary of the Company (“API”), and Avalon Pharmaceuticals, Inc. (“Avalon”) entered into a Second Amendment to Agreement and Plan of Merger and Reorganization (the “Merger Agreement Amendment”), amending the terms of the Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated as of October 27, 2008, and as amended on January 12, 2009, by and among the Company, API and Avalon. The Merger Agreement Amendment extends from April 30, 2009 to May 31, 2009, the outside closing date for the merger, after which date either the Company or Avalon may terminate the Merger Agreement, as provided in the Merger Agreement. The Merger Agreement Amendment also amends the contingent value rights payment provision of the Merger Agreement, clarifying that Avalon must use the proceeds of certain milestone payments that it may receive prior to the closing of the merger to repay the outstanding balance of any additional loans made by Clinical Data to Avalon prior to the closing of the merger, as well as to repay the Term Note, which is described in the following paragraph.
Also on March 30, 2009, the Company and Avalon executed an Amendment No. 2 to Term Note (the “Second Note Amendment”) to the $3 million term note (the “Term Note”) that Avalon issued to the Company on October 27, 2008, and as amended on January 12, 2009. In connection with the extension of the closing date of the merger described in the preceding paragraph, the Second Note Amendment extends the maturity date of the Term Note from March 31, 2009 to May 31, 2009.
In addition, on March 30, 2009, the Company and Avalon entered into the First Amendment to the Note Purchase Agreement (the “First Amendment to the Note Purchase Agreement”), dated as of October 27, 2008, to extend the maturity date of the Term Note and to provide for the Company’s lending to Avalon of an additional $1 million pursuant to the First Amendment to the Note Purchase Agreement and the terms of a 2009 Term Note (the “2009 Note”) issued in connection with the loan.
The foregoing descriptions of the Merger Agreement Amendment, the Second Note Amendment, the First Amendment to the Note Purchase Agreement and the 2009 Note are not complete and are qualified in their entirety by reference to the Merger Agreement Amendment, the Second Note Amendment, the First Amendment to the Note Purchase Agreement and the 2009 Note which are filed as Exhibits 2.3, 10.6, 10.9 and 10.10 to Amendment No. 2 to the Company’s Registration Statement (No. 333-156011) on Form S-4 and are incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clinical Data, Inc.

By:	/s/ Caesar J. Belbel

Caesar J. Belbel
Executive Vice President, Chief Legal Officer and Secretary
DATE: April 3, 2009